Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of Mindspeed Technologies, Inc. on Form S-8 of our report dated
March 24, 2003, appearing in the Registration Statement on Form 10 of Mindspeed Technologies, Inc. dated June 6, 2003, to the reference to us under the heading "Selected Financial Data" in such Form 10 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE  LLP

Costa Mesa, California
June 12, 2003